Exhibit 99.1

David Havlek

salesforce.com

Investor Relations

415-536-2171

dhavlek@salesforce.com

Jane Hynes

salesforce.com

Public Relations

415-901-5079

jhynes@salesforce.com

Salesforce.com Announces Record Fiscal Second Quarter 2008 Results

Exceeds Q2 Revenue and EPS Guidance and Raises Full Year Outlook

Surpasses 800,000 subscribers and $700 Million Annual Revenue Run Rate

•	Record Revenue of $177M, up 49% Year-Over-Year

•	GAAP Net Income Surges to $3.7M, up 412% Sequentially

•	GAAP EPS of $0.03, Above High End of Company Guidance

•	Net Paying New Customers Rise a Record 3,000 to 35,300

•	Two Largest Deployments Now Exceed 30,000 Subscribers Each

•	Record Q2 Operating Cash Flow of $35M, Up 15% Year-over-Year

SAN FRANCISCO, Calif. – August 15, 2007 – Salesforce.com (NYSE: CRM), the market and technology leader in on-demand business services, today announced results for its second fiscal quarter ended July 31, 2007.

“Our business continues to show incredible momentum: a year ago, our largest customer had roughly 7,500 subscribers. Today, our installed base includes 2 customers with more than 30,000 subscribers; 4 customers with 20,000 or more subscribers; 5 customers with over 10,000 and a remarkable 68 customers with more than 1,000 subscribers—a greater than 40% increase in the number of customers with 1000 or more subscribers versus 6 months ago,” said Marc Benioff, chairman and CEO, salesforce.com. “Now with an annual revenue run rate of more than $700 million, our company is well-positioned to take on-demand even further into the enterprise.”

Salesforce.com delivered the following results for the second fiscal quarter 2008:

Revenue: Total Q2 revenue was $176.6 million, an increase of 49% on a year-over-year basis and an increase of 9% on a quarter-over-quarter basis. Subscription and support revenues were $160.0 million, an increase of 50% on a year-over-year basis and an increase of 8% on a quarter-over-quarter basis. Professional services and other revenues were $16.6 million, an increase of 45% on a year-over-year basis and an increase of 13% on a quarter-over-quarter basis.

Earnings per Share: Q2 diluted GAAP earnings per share were $0.03. This result includes approximately $13 million in stock based compensation and approximately $1.5 million in amortization of purchased intangibles related to previously announced acquisitions, as well as a 50% tax rate. Q2 diluted GAAP EPS calculations are based on an average of 121 million diluted shares outstanding during the quarter.

Customers: The company achieved a new record in Q2 by adding approximately 3,000 net paying customers in a quarter for the first time in its history. These additions pushed total net paying customers in the second quarter to 35,300, an increase of approximately 10,500 or 42% from Q2 of the prior year, and an increase of approximately 9% from the prior quarter. Net paying subscribers rose to more than 800,000 subscribers as of quarter end, an increase of more than 60% year over year.

Cash: Cash from operations for the fiscal second quarter was approximately $35 million, an increase of 15% year-over-year. Total cash, cash equivalents and marketable securities finished the quarter at approximately $497 million, an increase of approximately 49% or $163 million year-over-year.

Deferred Revenue: Deferred revenue on the balance sheet as of the end of the fiscal second quarter was roughly $322 million, an increase of 59% on a year-over-year basis and 9% on a quarter-over-quarter basis.

Based on information as of August 15, 2007, salesforce.com is initiating guidance for its third quarter, fiscal year 2008, and raising its guidance for the full fiscal year 2008.

Q3 FY08: Revenue for the company’s third fiscal quarter is projected to be in the range of approximately $187 million to $189 million. GAAP diluted EPS is expected to be in the range of approximately $0.01 to $0.02. GAAP EPS estimates include the effects of stock based compensation and the amortization of purchased intangibles. For the third fiscal quarter FY08, stock based compensation expense is expected to be approximately $14 million to $16 million, and the expense associated with the amortization of purchased intangibles is now expected to be approximately $1.5 million. For the purposes of Q3 GAAP EPS calculation, the company is expecting an average diluted shares count of 123 million shares, and a GAAP tax rate of 58%.

Full Year FY08: The company is raising its full fiscal year 2008 revenue and EPS outlook provided on May 16, 2007. Revenue is now expected to be approximately $727 million to approximately $732 million. The company now expects GAAP diluted EPS to be in the range of approximately $0.08 to $0.10. GAAP EPS estimates include the effects of stock based compensation and the amortization of purchased intangibles. For the full fiscal year 2008, stock based compensation expense is expected to be approximately $55 million to $60 million, and the expense associated with the amortization of purchased intangibles is currently expected to be approximately $5.0 million. For the purposes of the full fiscal year 2008 GAAP EPS calculation, the company is expecting an average diluted shares count of 123 million shares, and a GAAP tax rate of 58%.

Quarterly Conference Call

Salesforce.com will host a conference call to discuss its second quarter fiscal 2008 results at 2:00 p.m. (PDT) today. A live audio webcast of the conference call, together with detailed financial information, can be accessed through the company’s Investor Relations Web site at http://www.salesforce.com/investor. In addition, an archive of the webcast can be accessed through the same link. Participants who choose to call into the conference call can do so by dialing domestically 866-901-SFDC or 866-901-7332 and internationally 706-902-1764. A replay will be available at (800) 642-1687 or (706) 645-9291, passcode 12424692, until midnight (EDT) August 24, 2007.

About salesforce.com

Salesforce.com is the market and technology leader in on-demand business services. The company’s Salesforce suite of on-demand CRM applications allows customers to manage and share all of their sales, support, marketing and partner information on-demand. The Salesforce Platform, the world’s first on-demand platform, enables customers, developers and partners to build powerful new on-demand applications that extend beyond CRM to deliver the benefits of multi-tenancy and The

Business Web across the enterprise. The Salesforce Platform allows applications to be easily shared, exchanged and installed with a few simple clicks via salesforce.com’s AppExchange directory, available at http://www.salesforce.com/appexchange. Customers can also take advantage of Successforce, salesforce.com’s world-class training, support, consulting and best practices offerings.

As of July 31, 2007, salesforce.com manages customer information for approximately 35,300 customers including ABN AMRO, Dow Jones Newswires, Japan Post, Kaiser Permanente, KONE, Sprint Nextel and SunTrust Banks. Any unreleased services or features referenced in this or other press releases or public statements are not currently available and may not be delivered on time or at all. Customers who purchase salesforce.com applications should make their purchase decisions based upon features that are currently available. Salesforce.com has headquarters in San Francisco, with offices in Europe and Asia, and trades on the New York Stock Exchange under the ticker symbol “CRM”. For more information please visit http://www.salesforce.com, or call 1-800-NO-SOFTWARE.

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“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements including but not limited to statements regarding our expected future revenue, GAAP diluted earnings per share, expected tax rate, anticipated shares outstanding, further adoption of our on-demand business services by enterprises, and the potential market for our existing service offerings. All of our forward looking statements involve risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions proves incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make.

The risks and uncertainties referred to above include—but are not limited to—risks associated with possible fluctuations in our operating results and cash flows, rate of growth and anticipated revenue run rate, errors, interruptions or delays in our service or our Web hosting, our new business model, our history of operating losses, the possibility that we will not remain profitable, breach of our security measures, the emerging market in which we operate, our relatively limited operating history, our ability to hire, retain and motivate our employees and manage our growth, competition, our ability to continue to release and gain customer acceptance of new and improved versions of our service, customer and partner acceptance of the AppExchange, successful customer deployment and utilization of our services, unanticipated changes in our effective tax rate, fluctuations in the number of shares outstanding, the price of such shares, foreign currency exchange rates and interest rates.

Further information on these and other factors that could affect our financial results is contained in our SEC filings, including our most recent reports on Form 10-K and 10-Q, particularly under the heading “Risk Factors.” These documents are available in the SEC Filings portion of the Investor Information section of our website at www.salesforce.com/investor.

Salesforce.com, inc. assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

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Salesforce.com is a registered trademark of salesforce.com, and AppExchange, The Business Web, IdeaExchange and Successforce are trademarks of salesforce.com, Inc., San Francisco, California. Other names used may be trademarks of their respective owners.

salesforce.com, inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2007	2006	2007	2006
Revenues:
Subscription and support	$159,998	$106,663	$307,688	$201,156
Professional services and other	16,581	11,474	31,303	21,667

Total revenues	176,579	118,137	338,991	222,823

Cost of revenues (1):
Subscription and support	22,375	15,775	42,559	28,550
Professional services and other	19,037	13,356	38,020	25,141

Total cost of revenues	41,412	29,131	80,579	53,691

Gross profit	135,167	89,006	258,412	169,132

Operating expenses (1):
Research and development	15,096	11,008	29,217	19,833
Marketing and sales	90,216	59,811	174,141	111,827
General and administrative	26,508	19,466	51,593	38,871

Total operating expenses	131,820	90,285	254,951	170,531

Income (loss) from operations	3,347	(1,279)	3,461	(1,399)

Interest, net	5,615	3,170	10,622	6,149
Other income (expense)	280	137	449	(462)

Income before provision for income taxes and minority interest	9,242	2,028	14,532	4,288

Provision for income taxes	(4,653)	(1,713)	(8,495)	(3,718)

Income before minority interest	4,589	315	6,037	570

Minority interest in consolidated joint venture	(854)	(460)	(1,572)	(944)

Net income (loss)	$3,735	$(145)	$4,465	$(374)

Basic net income (loss) per share	$0.03	$0.00	$0.04	$0.00

Diluted net income (loss) per share	$0.03	$0.00	$0.04	$0.00

Shares used in computing basic net income (loss) per share	116,294	111,838	115,637	111,397

Shares used in computing diluted net income (loss) per share	121,333	111,838	120,993	111,397

(1) Amounts include stock-based expenses, as follows:
Cost of revenues	$1,965	$1,442	$3,739	$2,596
Research and development	1,510	1,286	2,787	2,006
Marketing and sales	6,265	4,718	11,884	8,200
General and administrative	3,691	2,747	7,033	4,997

Total stock-based expenses	$13,431	$10,193	$25,443	$17,799

salesforce.com, inc.

Condensed Consolidated Statements of Operations

As a percentage of total revenues

(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2007	2006	2007	2006
Revenues:
Subscription and support	91%	90%	91%	90%
Professional services and other	9	10	9	10

Total revenues	100	100	100	100

Cost of revenues:
Subscription and support	12	13	13	13
Professional services and other	11	12	11	11

Total cost of revenues	23	25	24	24

Gross profit	77	75	76	76

Operating expenses:
Research and development	9	9	9	9
Marketing and sales	51	51	51	50
General and administrative	15	16	15	18

Total operating expenses	75	76	75	77

Income (loss) from operations	2	(1)	1	(1)
Interest, net	3	3	3	3
Other income (expense)	0	0	0	0

Income before provision for income taxes and minority interest	5	2	4	2
Provision for income taxes	(2)	(2)	(2)	(2)

Income before minority interest	3	0	2	0
Minority interest in consolidated joint venture	(1)	0	(1)	0

Net income (loss)	2%	0%	1%	0%

Stock-based expenses as a percentage of total revenues, as follows:
Cost of revenues	1%	1%	1%	1%
Research and development	1	1	1	1
Marketing and sales	4	4	4	4
General and administrative	2	3	2	2

Total stock-based expenses	8%	9%	8%	8%

salesforce.com, inc.

Condensed Consolidated Balance Sheets

(in thousands)

	July 31, 2007	January 31, 2007
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$122,949	$86,608
Short-term marketable securities	184,881	165,816
Accounts receivable, net	114,046	128,693
Deferred commissions	25,150	22,072
Deferred income taxes	2,106	228
Prepaid expenses and other current assets	28,039	15,679

Total current assets	477,171	419,096

Marketable securities, noncurrent	189,361	160,088
Fixed assets, net	36,690	30,155
Deferred commissions, noncurrent	8,675	9,478
Deferred income taxes, noncurrent	22,620	20,625
Capitalized software	23,956	10,983
Goodwill	6,705	6,705
Other assets	10,601	7,702

Total assets	$775,779	$664,832

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$7,215	$8,870
Accrued expenses and other current liabilities	81,358	77,327
Income taxes payable	1,689	6,739
Deferred revenue	321,852	284,063

Total current liabilities	412,114	376,999

Income taxes payable, noncurrent	5,007	0
Long-term lease abandonment liability and other	1,371	1,408
Minority interest	6,231	4,634

Total liabilities	424,723	383,041

Stockholders’ equity:
Common stock	117	115
Additional paid-in capital	384,510	319,496
Accumulated other comprehensive loss	(2,094)	(2,187)
Accumulated deficit	(31,477)	(35,633)

Total stockholders’ equity	351,056	281,791

Total liabilities and stockholders’ equity	$775,779	$664,832

salesforce.com, inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2007	2006	2007	2006
Operating activities:
Net income (loss)	$3,735	$(145)	$4,465	$(374)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Minority interest	854	460	1,572	944
Depreciation and amortization	6,045	3,103	10,893	5,428
Amortization of deferred commissions	9,644	5,651	18,683	10,778
Expenses related to stock-based awards	13,431	10,193	25,443	17,799
Excess tax benefits from employee stock plans	(8,920)	(3,328)	(15,206)	(5,928)
Changes in assets and liabilities	9,865	14,088	25,634	13,791

Net cash provided by operating activities	34,654	30,022	71,484	42,438

Investing activities:
Business combination	0	0	0	(15,502)
Purchase of subsidiary stock	0	0	0	0
Changes in marketable securities	(13,735)	(14,151)	(47,947)	13,057
Capital expenditures	(10,104)	(2,818)	(26,061)	(5,413)

Net cash used in investing activities	(23,839)	(16,969)	(74,008)	(7,858)

Financing activities:
Proceeds from the exercise of stock options and warrants	15,404	5,388	23,704	10,891
Excess tax benefits from employee stock plans	8,920	3,328	15,206	5,928
Principal payments on capital lease obligations	(6)	(153)	(163)	(304)
Repurchase of unvested shares	0	(10)	0	(10)

Net cash provided by financing activities	24,318	8,553	38,747	16,505

Effect of exchange rate changes	324	(187)	118	(935)

Net increase in cash and cash equivalents	35,457	21,419	36,341	50,150

Cash and cash equivalents, beginning of period	87,492	128,573	86,608	99,842

Cash and cash equivalents, end of period	$122,949	$149,992	$122,949	$149,992

salesforce.com, inc.

Additional Metrics

(Unaudited)

	July 31, 2007	April 30, 2007	Jan 31, 2007	Oct 31, 2006	July 31, 2006	April 30, 2006
Full Time Equivalent Headcount	2,302	2,243	2,070	1,807	1,625	1,480

Financial data (in thousands):
Cash, cash equivalents and marketable securities	$497,191	$448,071	$412,512	$371,278	$334,107	$298,313
Deferred revenue	$321,852	$295,672	$284,063	$219,431	$202,836	$182,036

	Three Months Ended July 31,		Six Months Ended July 31,
	2007	2006	2007	2006
Revenues by geography (in thousands):
Americas	$133,343	$92,553	$257,795	$175,578
Europe	29,160	17,624	54,734	32,574
Asia Pacific	14,076	7,960	26,462	14,671

	$176,579	$118,137	$338,991	$222,823

As a percentage of total revenues:

Revenues by geography:
Americas	76%	78%	76%	79%
Europe	16	15	16	15
Asia Pacific	8	7	8	6

	100%	100%	100%	100%